UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

FUEL TECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FUEL TECH, INC.
27601 Bella Vista Parkway Warrenville, Illinois 60555

Notice of Annual Meeting of Stockholders
IMPORTANT
Proxy Statement
1. ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH
2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008 TO NAMED EXECUTIVE OFFICERS
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008 FOR NAMED EXECUTIVE OFFICERS
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END FOR NAMED EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION IN FISCAL YEAR 2008
NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2008 FISCAL YEAR END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL

Notice of Annual Meeting of Stockholders
To be Held May 21, 2009

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Thursday, May 21, 2009, at 10:00 a.m. local time at the Wyndham Lisle-Chicago Hotel & Executive Meeting Center, 3000 Warrenville Road, Lisle, Illinois 60532 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement). We have enclosed a proxy card or a voting instruction form for your use in voting.

1. To elect nine (9) directors;

2. To ratify the appointment of Grant Thornton LLP as Fuel Tech’s independent registered public accounting firm; and

3. To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only stockholders of record at the close of business on March 24, 2009 are entitled to vote at the Annual Meeting.

Fuel Tech’s Annual Report for 2008 is enclosed with this Notice of Annual Meeting and Proxy Statement.

FUEL TECH, INC.

Albert G. Grigonis
Secretary

April 15, 2009

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED IF YOU WISH TO VOTE BY MAIL. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

FOR INTERNET OR TELEPHONE VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on May 21, 2009. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ftek.

If you send a written request with your return address to Fuel Tech “Attention: Stockholder Relations” at the address printed on the Notice of Meeting, Fuel Tech will mail to you without charge a complete copy of its Annual Report on Form 10-K for the year ended December 31, 2008 including financial statements and related schedules but without exhibits in the form in which it was filed with the Securities and Exchange Commission.

This Proxy Statement contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

Proxy Statement

FUEL TECH ANNUAL MEETING

The Meeting

The Board of Directors of Fuel Tech, Inc., a Delaware corporation (Fuel Tech) is soliciting your votes on the enclosed form of proxy. The proxy is for use in voting your Fuel Tech shares at the 2009 annual meeting of stockholders (Annual Meeting). Any one of the persons you appoint on the form of proxy will be your representative to vote your shares at the Annual Meeting according to your instructions. The Annual Meeting will be at the Wyndham Lisle-Chicago Hotel & Executive Meeting Center, 3000 Warrenville Road, Lisle, Illinois 60532 on Thursday, May 21, 2009, at 10:00 a.m. local time. The proxy may also be used at an adjournment of the Annual Meeting.

Shares Eligible to Vote; Quorum

The record date for the Annual Meeting is March 24, 2009. You may vote at the Annual Meeting in person or by a proxy, but only if you were a stockholder of Fuel Tech common stock (Common Stock) at the close of business on the record date. At the record date, according to the records of BNY Mellon Shareowner Services, LLC (BNY Mellon), Fuel Tech’s transfer agent, Fuel Tech had 24,113,467 shares of Common Stock outstanding, which represents the total number of shares of Common Stock that stockholders may vote at the Annual Meeting. You may cast one vote for each share you hold. You may also vote via telephone or the Internet according to the instructions on the proxy card or the voting instruction form enclosed. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. You may revoke a proxy by delivering a signed statement to Fuel Tech’s Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. At the Fuel Tech office location printed on the Notice of Annual Meeting, you may examine a stockholders list showing the stockholders at the record date. That list will also be available for inspection at the Annual Meeting.

The quorum for the Annual Meeting, i.e., the number of shares of Common Stock that must be present in order to have a legally constituted meeting of stockholders, is one-third of the number of shares of Common Stock entitled to vote, or 8,037,822 shares of Common Stock.

The Form of Proxy; Revocability; Voting

You may appoint a proxy, or representative, at the Annual Meeting other than the persons named in Fuel Tech’s enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the Annual Meeting. Completed forms of proxy should be mailed promptly to BNY Mellon in the enclosed return envelope.

You may revoke your proxy at any time before it is voted, including at the Annual Meeting. If you sign and send a proxy to BNY Mellon, or send a proxy by the Internet or telephonically, and do not revoke it, the proxy holders will vote the shares of Common Stock it represents at the Annual Meeting in accordance with your instructions. Abstentions and broker non-votes are counted as present in determining whether there is a quorum, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares of Common Stock will be voted in favor of each item on the agenda in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Directors and executive officers of Fuel Tech may solicit stockholders’ proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.

Fuel Tech distributed this Proxy Statement and the accompanying Annual Report to Stockholders on or about April 21, 2009.

1. ELECTION OF DIRECTORS

The Nominees

We are asking you to vote for the election of nine nominees as directors of Fuel Tech. The nominees were recommended by the Compensation and Nominating Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or if before then a director resigns, retires or is removed by the stockholders. The nominees are Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Thomas L. Jones, John D. Morrow, John F. Norris Jr., Thomas S. Shaw, Jr. and Delbert L. Williamson.

In the opinion of the Board, Mr. Espinosa, Mr. Jones, Mr. Morrow, Mr. Shaw and Mr. Williamson satisfy the independence requirements of NASD Rule 4200 (a)(15). Biographical information concerning the nominees is set out below under the caption “Directors and Executive Officers of Fuel Tech.” Detail concerning directors’ compensation is set out below under the captions “Executive Compensation” and “Directors Compensation.” The following table sets forth certain additional information with respect to the nominees.

Name	Age	Director Since

Douglas G. Bailey	59	1998
Ralph E. Bailey	85	1998
Miguel Espinosa	68	2002
Charles W. Grinnell	72	1989
Thomas L. Jones	57	2005
John D. Morrow	85	2004
John F. Norris Jr.	59	2006
Thomas S. Shaw, Jr.	62	2001
Delbert L. Williamson	70	2008

Each of the nominees identified above are the nominees of the full Board for election as directors at the Annual Meeting, and were recommended unanimously by the Compensation and Nominating Committee.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Compensation and Nominating Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent. That discretion may also include reducing the size of the Board and not electing a substitute.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the above mentioned nine nominees. Under Delaware law and Fuel Tech’s By-Laws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Brief biographical information is presented below concerning Fuel Tech’s directors and the “Named Executive Officers” as described below under the caption “Executive Compensation.” Information as to other executive officers of Fuel Tech is provided in Item 10 of Fuel Tech’s Form 10-K for the fiscal year ended December 31, 2008.

Douglas G. Bailey has been a director of Fuel Tech since April, 1998 and Deputy Chairman since 2002. He became an employee of Fuel Tech in January, 2004. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President of American Bailey Corporation (ABC), a privately owned business acquisition and development company, since 1984 and its Chief Executive Officer since 1996.

Ralph E. Bailey has been a director and Executive Chairman of Fuel Tech since June, 2006 and previously a director, Chairman and Chief Executive Officer of Fuel Tech since April, 1998. He has been a director and Chairman of ABC since 1984. Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company.

Stephen P. Brady, 52, has been Senior Vice President, Fuel Chem Sales since January, 2009; previously, he had been Senior Vice President, Sales and Marketing since April, 2006; Senior Vice President, Fuel Chem since January, 2002; and Vice President, Fuel Chem since February, 1998.

Miguel Espinosa has been a director of Fuel Tech since 2002, and has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He is a retired Treasurer of Conoco Inc. He has been a member of the Board of Directors of the Electric Reliability Council of Texas since 2003, serving as Vice Chair of the Finance and Audit Committee and as a member of its Nominating Committee.

John P. Graham, 43, has been Senior Vice President, Chief Financial Officer and Treasurer of Fuel Tech since June, 2008 after joining Fuel Tech as Senior Vice President in April, 2008; previously, he had been employed as Chief Financial Officer of Hub International Limited, a North American insurance brokerage, and as Senior Vice President of Finance, Treasurer and Assistant Secretary of Career Education Corporation from 2002 through 2006.

Charles W. Grinnell has been a director of Fuel Tech since September, 1989. Prior to his retirement on January 31, 2009, Mr. Grinnell served as Vice President, Legal Affairs of Fuel Tech from December, 2008, and as Vice President, General Counsel and Corporate Secretary of Fuel Tech since 1988. Mr. Grinnell is also a director and Vice President, General Counsel and Corporate Secretary of Clean Diesel Technologies, Inc., a specialty chemical and energy technology company.

Thomas L. Jones has been a director of Fuel Tech since 2005, and has been a Managing Director of Alvarez & Marsal Holdings LLC, a global performance improvement, turnaround management and business consulting firm, since October, 2008; previously he had been Managing Director of Trinsum Group since September, 2006; a Senior Advisor at Credit Suisse First Boston since 2003 and Managing Director in the Telecommunications Group of that company since 2000. Prior to those positions, Mr. Jones had been a Managing Director at Salomon Smith Barney and J.P. Morgan & Co., Inc.

Michael P. Maley, 51, prior to his resignation from Fuel Tech effective February 13, 2009, was Senior Vice President, International Business Development and Project Execution of Fuel Tech from April, 2006; previously he had been President and Chief Operating Officer of Alliant Energy Generation, an affiliate of Alliant Energy, from 2001 to 2005; Vice President of Business Development of Calpine Corporation, a power generating company, since 1998; and Vice President of Project Development of Cogentrix Energy LLC since 1993.

John D. Morrow, has been a director of Fuel Tech since June, 2004, and formerly a director of a predecessor Fuel Tech entity that was merged into Fuel Tech in 2006, from 1985 to 1987. Mr. Morrow retired in 1983 as Chief Financial Officer and a director of Conoco Inc.

John F. Norris Jr. has been a director, President and Chief Executive Officer of Fuel Tech since June, 2006; previously he had been President and Chief Executive Officer of Fuel Tech, Inc., an operating subsidiary of Fuel Tech, since February, 2006; a private consultant to clients in energy related industries, including Fuel Tech, since 2003; Senior Vice President, Operations and Technical Services of American Electric Power from 1999 until 2003; President and Chief Operating Officer of the American Bureau of Shipping Group during 1999; and he was associated with Duke Energy Corporation from 1982 until 1999 in positions from Assistant Engineer to Senior Vice President, Chairman and Chief Executive Officer of Duke Energy Global Asset Development.

Volker Rummenhohl, 51, has been Vice President, Catalyst Technology since joining Fuel Tech in October, 2008; previously, he had been President of Tackticks, LLC from 2001 and majority co-owner of FlowTack, LLC since December, 2003. Substantially all of the assets of both Tackticks, LLC and FlowTack, LLC were acquired by Fuel Tech on October 2, 2008 in an asset purchase transaction.

Thomas S. Shaw, Jr. has been a director of Fuel Tech since 2001. Mr. Shaw retired in September, 2007 from his position as Executive Vice President and Chief Operating Officer of Pepco Holdings, Inc. Mr. Shaw is a Trustee, Treasurer and Chairman of the Finance and Audit Committee of Wilmington University.

Delbert L. Williamson has been a director of Fuel Tech since 2008. Mr. Williamson retired in 2004 as President, Global Commercial Operations, GE Energy, Inc. Prior thereto he held a number of executive positions at General Electric Company, his employer for 45 years. Mr. Williamson is also a member of the Advisory Board of the Electric Power Research Institute and a director of K-Road Power Acquisition Corp., a special-purpose acquisition company.

There are no family relationships between any of the directors or executive officers, except as stated above.

Committees of the Board

The Board has an Audit Committee of which the members are Mr. Espinosa (Chairman), Mr. Jones, Mr. Morrow, Mr. Shaw and Mr. Williamson. Mr. Espinosa, Mr. Jones, Mr. Morrow, Mr. Shaw and Mr. Williamson meet the criteria for independence set forth in NASD Rule 4200 (a)(15) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Mr. Espinosa is an audit committee member who possesses “financial sophistication” as described in NASD Rule 4350(d)(2)(A).

The Board also has a Compensation and Nominating Committee of which the members are Mr. Shaw (Chairman), Mr. Espinosa, Mr. Jones, Mr. Morrow and Mr. Williamson, each of whom are independent directors of that committee as defined by NASD Rule 4200(a)(15).

Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations. You may view the Audit Committee Charter on the Fuel Tech web site at www.ftek.com.

Compensation and Nominating Committee

The Compensation and Nominating Committee reviews and approves executive compensation, stock options and similar awards, and adoption or revision of benefit, welfare and executive compensation plans and also determines the identity of director nominees for election to fill a vacancy on the Board of Fuel Tech and recommends the appointment of officers of Fuel Tech. Nominees for election as directors are approved by the Board on recommendation of the Committee.

In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management or Board level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to Fuel Tech’s business at the time. When a vacancy occurs on the Board and the number of directors is not reduced to eliminate the vacancy, the Committee, in consultation with the Chairman, will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the directors or to Fuel Tech management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated, in the opinion of the Committee, will be recommended to the Board to be considered for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should furnish in writing detailed biographical information concerning the candidate to the Committee addressed in care of the Corporate Secretary, Fuel Tech, Inc., before the date and at the address set out below under the caption “Stockholder Proposals.”

You may view the Charter of the Compensation and Nominating Committee on the Fuel Tech web site at www.ftek.com.

Corporate Governance

Meetings

During 2008, there were five meetings of the Board of Fuel Tech, six meetings of the Audit Committee and nine meetings of the Compensation and Nominating Committee. Each director of Fuel Tech attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship. Each of the directors attended the annual meeting of stockholders in 2008. Fuel Tech does not have a policy on director attendance at stockholders’ meetings, but each of the directors is expected to attend the 2009 Annual Meeting.

Executive Sessions

In 2008 the independent Fuel Tech directors held three executive sessions in connection with regularly scheduled Board meetings, two executive sessions in connection with Audit Committee meetings, and five executive sessions in connection with Compensation and Nominating Committee meetings. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with regularly scheduled meetings. The committees of the Board will hold executive sessions when appropriate. Members of management and non-independent directors will not attend executive sessions, except when invited to provide information.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board adopted a Code of Business Ethics and Conduct that is available for viewing on the Fuel Tech web site at www.ftek.com. Changes to or waivers of the requirements of the Code will be posted to the web site.

2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Grant Thornton LLP, Certified Public Accountants, to be Fuel Tech’s independent registered public accounting firm for the year 2009. We are asking you to ratify that appointment. Grant Thornton has served in this capacity since 2006 and is knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent accountants. In making the appointment, the Audit Committee reviewed Grant Thornton’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Representatives of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and be available to respond to questions.

Audit Fees

Fees for professional services provided by Grant Thornton in each of the last two fiscal years by category were:

	2008	2007

Audit Fees	$318,676	$314,717
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$318,676	$314,717

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. Grant Thornton, the independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements and its internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for Grant Thornton’s opinions included in annual reports to stockholders as to whether the financial statements fairly present Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated, and whether Fuel Tech’s internal control over financial reporting was effective. The Committee is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2008 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and Grant Thornton the 2008 financial statements, management’s report on internal control over financial reporting and Grant Thornton’s report on internal control over financial reporting. The Committee has also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as amended.

The Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that Grant Thornton is independent from Fuel Tech. The Committee has discussed with Grant Thornton their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee also reviewed its Charter and determined that no changes are required to the Charter.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the Securities and Exchange Commission.

By the Audit Committee:

M. Espinosa, Chairman
T. L. Jones, J. D. Morrow, T. S. Shaw and D. L. Williamson

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of March 12, 2009 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each person named in the Summary Compensation Table below (Named Executive Officers); and (iv) all directors and executive officers as a group.

	No. of
Name and Address(1)	Shares	Percentage(2)

Beneficial Owners
Kevin R. Douglas and related group	1,522,997	6.32%
Directors and Named Executive Officers
Douglas G. Bailey(3)	1,457,156	6.02%
Ralph E. Bailey(3)(4)	4,828,380	19.95%
Stephen P. Brady(3)	95,980	*
Miguel Espinosa(3)	74,000	*
John P. Graham(3)(5)	15,000	*
Charles W. Grinnell(3)	69,004	*
Thomas L. Jones(3)	40,000	*
Michael P. Maley(3)	46,000	*
John D. Morrow(3)	60,000	*
John F. Norris Jr.(3)(6)	123,800	*
Volker Rummenhohl	—	*
Thomas S. Shaw, Jr.(3)	80,000	*
Delbert L. Williamson(3)	10,000	*
All Directors and Officers as a Group (27 persons)(4)	7,580,609	30.03%

*	Less than one percent (1.0%)

(1)	The address of Kevin R. Douglas and related group is 125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, California 94939; and of each of the above directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.

(2)	The percentages in each case are of the outstanding common at March 12, 2009 and all options exercisable within 60 days thereafter.

(3)	Includes shares subject to options exercisable presently and within 60 days: for Mr. D. G. Bailey, 99,375 shares; Mr. R. E. Bailey, 90,000 shares; Mr. Brady, 76,250 shares; Mr. Espinosa 70,000 shares, Mr. Grinnell, 62,500 shares; Mr. Jones, 40,000 shares; Mr. Maley, 45,000 shares; Mr. Morrow, 50,000 shares; Mr. Norris, 112,500 shares; Mr. Shaw, 80,000 shares; Mr. Williamson, 10,000 shares; and, for all Directors and Officers as a group, 1,133,125 shares. Also, the amounts do not include for Mr. R. E. Bailey 41,382 Units and for Mr. Jones 6,294 Units accrued at December 31, 2008 under the Deferred Compensation Plan for Directors.

(4)	Includes 3,562,400 shares owned by a family limited liability company of which Mr. R. E. Bailey and his spouse are each managers and own 50% of the interests and Mr. R. E. Bailey holds 100% investment control; 1,000,000 shares owned by a Grantor Retained Annuity Trust in which Mr. R.E. Bailey retains a reversionary pecuniary interest; 125,980 shares owned jointly by Mr. R. E. Bailey and his spouse; and 50,000 shares owned directly by his spouse.

(5)	All of the shares indicated for Mr. Graham are owned jointly with his spouse.

(6)	Includes 9,600 shares owned directly by Mr. Norris’ spouse, and 1,700 shares owned jointly with his spouse.

EXECUTIVE COMPENSATION

Report of Compensation and Nominating Committee

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement.

By the Compensation and Nominating Committee

T.S. Shaw, Chairman
M. Espinosa, T.L. Jones, J.D. Morrow and D.L. Williamson

Compensation and Nominating Committee Interlocks and Insider Participation

During 2008, all members of the Compensation and Nominating Committee were independent directors, and no member was an employee or former employee of Fuel Tech. During 2008, none of Fuel Tech’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

Fuel Tech’s compensation programs are designed to achieve the following objectives:

•	to ensure that Fuel Tech remains a market leader in the development of innovative solutions;

•	to attract, engage, and retain top talent that ensures the achievement of business goals, strategies and objectives;

•	to support an integrated team-oriented philosophy; and

•	to provide stockholders with a superior rate of return.

Compensation Elements

Fuel Tech’s executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable Fuel Tech to succeed. The key components of that program include the following:

Base Salary

Base salaries are approved by the Compensation and Nominating Committee on recommendation of the Chief Executive Officer, except that the base salary of the Chief Executive Officer is fixed by the Committee itself. In approving or fixing base salaries, the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	Fuel Tech’s recent and expected overall performance; and

•	Fuel Tech’s overall budget for base salary increases.

Corporate Incentive Plan Compensation

Beginning in 2006, the Compensation and Nominating Committee adopted a Corporate Incentive Plan (CIP) to provide Fuel Tech employees the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of certain financial performance thresholds discussed below. Potential cash awards under the CIP are designed to focus employees on the achievement of Fuel Tech’s internal financial targets for a particular year, as well as on individual performance objectives established for employees.

CIP Structure

The CIP is structured as follows:

•	Participation in the CIP is not limited to executive officers. All Fuel Tech employees were eligible for participation in the CIP in 2008, and, in 2009, all Fuel Tech employees will be eligible to participate in the CIP with the exception of certain sales personnel and other executive officers who agreed contractually not to participate in the CIP as part of Fuel Tech’s acquisition of substantially all the assets of their respective businesses. For 2008, employees participating in the CIP were broken out into four separate groups (Officers, Sales, MBO Employees and All Other), while for 2009, employees have been broken into three separate groups (Officers, MBO Employees and Core Group). The CIP is Fuel Tech’s only annual cash incentive plan of its type for participating employees. Commencing in 2009, Fuel Tech compensates sales personnel in the United States and Canada (Sales Group) pursuant to sales commission plans covering its Air Pollution Control (APC) and FUEL CHEM® lines of business, and such employees will not be eligible to participate in the CIP.

•	Fuel Tech’s financial performance is measured under the CIP based upon three critical financial metrics. These financial metrics, which are measured as of the end of each fiscal year, include EBIT, revenues and backlog in Fuel Tech’s APC line of business. Specifically, “EBIT” refers to earnings before interest expense, taxes, profit sharing contributions, sales commissions and incentive pay, “revenues” refers to net sales and “backlog” refers to customer orders for air pollution control equipment construction projects that have not been recognized under the percentage of completion method of accounting for revenue recognition in Fuel Tech’s consolidated statement of income.

•	On an annual basis, performance targets are assigned to each financial metric by the Compensation and Nominating Committee. The achievement of the performance targets for EBIT, revenues and backlog each result in a percentage of EBIT being contributed to an incentive pool. However, regardless of Fuel Tech’s performance for the revenue or backlog metrics, if the Committee determines that the minimum level of EBIT has not been achieved during the year under review, the incentive pool is not funded and, consequently, no incentive bonuses are paid. If the minimum level of EBIT is achieved for the year in review, then the percentage of EBIT set aside to fund the incentive pool is based upon Fuel Tech’s performance against the pre-established performance targets in each of the EBIT, revenues and backlog categories

•	When the CIP performance targets are set on an annual basis, the minimum and target incentive pool amounts and the percentage of the pool to be allocated to each employee group is also established. The aggregate size of the potential incentive pool is restricted only by the level of Fuel Tech’s financial performance for the applicable fiscal year.

•	For 2009, the minimum and target incentive pool amounts have been established at $400,000 and $2,640,000 (No incentive pool amounts were established for the Sales Group.). If the minimum EBIT performance target is met for 2009, the incentive pool will be allocated among employees as follows: Officers, 45.5%; MBO Employees 47.5% and Core Group, 7%.

•	For 2008, the minimum and target incentive pool amounts were established at $600,000 and $4,410,000, to be allocated among employee groups as follows: Officers, 29%, MBO Employees, 18.5%, Sales, 46.5% and All Others, 6%. The Committee determined that the minimum EBIT performance target for 2008 had not been met by Fuel Tech, and accordingly, no incentive pool had been earned for 2008.

•	For 2007, the minimum and target incentive pool amounts were established at $750,000 and $5,300,000. The Committee determined that the 2007 incentive pool equaled $1,500,000, and it was allocated as follows: Officers, 33.5%; MBO Employees, 15.0%; Sales, 46.5%; and All Others, 5%.

•	No individual bonus payments were made to the Named Executive Officers with respect to 2008. Individual bonus payments to the Named Executive Officers for 2007 are set out below in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The CIP contemplates that incentive payments to individual employees will be based on the amount funded for the employee group to which the employee belongs; the employee’s eligible base salary; the employee’s payout target percentage (i.e., percentage of base salary) and the employee’s performance relative to specific goals established. Performance goals are specific to each employee. Except for the Chief Executive Officer, whose goals are approved and evaluated by the Committee, employee goals are approved and achievement evaluated by the participants’ supervisors.

•	The Committee reserves the right to make adjustments as necessary to account for corporate, business unit and individual performance.

•	Fuel Tech does not disclose the specific EBIT, revenues and backlog performance targets established by the Committee, as this information is highly confidential and disclosure would cause competitive harm. Historically, the Committee determined that Fuel Tech met the minimum EBIT performance targets for 2006 and 2007, but not in 2008. The Committee believes that the performance targets set for 2008 were appropriately aggressive, and that the 2009 performance targets require Fuel Tech to improve its financial results in comparison to its 2008 financial results in order for the minimum EBIT performance target to be met.

FUEL CHEM Officer Sales Commission Plan

The FUEL CHEM Officer Sales Commission Plan (Officer Commission Plan) provides for sales commission payments to be made to Fuel Tech’s Sr. Vice President, Fuel Chem Sales. Under the Officer Commission Plan, Fuel Tech will pay to such officer a commission equal to a specified percentage of all commission payments made by Fuel Tech under the employee sales commission plan relating to its FUEL CHEM line of business. Mr. Brady is the Registrant’s Sr. Vice President, Fuel Chem Sales.

An amount equal to one-third of all commission otherwise payable to the officer under the Officer Commission Plan (Contingent Commission) is withheld and only paid if predetermined performance targets are met. The predetermined performance target is based upon revenues recognized in the applicable fiscal year from FUEL CHEM sales in the United States, Puerto Rico, Jamaica and Canada. Notwithstanding the foregoing, all or a portion of the officer’s Contingent Commission may be paid if approved in writing at the sole discretion of Fuel Tech’s Chief Executive Officer, and the annual FUEL CHEM revenue performance target has been substantially, but not fully, achieved. The Contingent Commission is payable on or before March 31 of the following year in which the Contingent Commission is earned.

Long-Term Incentives

Fuel Tech has one equity-based employee compensation plan, referred to as the Fuel Tech, Inc. Incentive Plan, under which awards may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof. Participants in the Fuel Tech, Inc. Incentive Plan may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business.

Fuel Tech’s long-term equity incentives are stock options, principally non-qualified options, and are designed to focus management on Fuel Tech’s long-term success as evidenced by appreciation of Fuel Tech’s stock price over several years, by growth in its earnings per share and other elements.

Material Compensation Actions for 2008

On December 7, 2007, the Board met and reviewed the 2008 Business Plan. The Board then received the recommendation of the Chief Executive Officer as to the metrics of the CIP for fiscal 2008, and, after an executive session, approved that recommendation.

On February 28, 2008, the Compensation and Nominating Committee met and reviewed the Company’s progress in 2007 against the metrics of the 2007 CIP and determined that an incentive pool of $1,500,000 had been earned for 2007 participants in that CIP. The Committee also approved the grant to Mr. Ralph E. Bailey of an award of 10,000 share options in addition to the 10,000 share options Mr. Bailey received as a non-employee director.

On April 2, 2008, the Compensation and Nominating Committee met and determined that, effective May 1, 2008, Mr. Norris’ base salary would be increased from $443,000 to $500,000 per year, and, following May 1, 2008, Fuel Tech would no longer reimburse Mr. Norris for personal lodging and commuting expenses.

On May 22, 2008, the Board approved an increase in the annual retainer paid to Fuel Tech’s non-employee directors from $20,000 to $25,000 per year.

On December 10, 2008, the Compensation and Nominating Committee reviewed the recommendations of the Chief Executive Officer regarding the metrics of the CIP for fiscal 2009, and the proposed form of Officer Commission Plan. The Committee then recessed for the meeting of the Board where the 2009 Business Plan was reviewed. On December 11, 2008, the Committee reconvened and approved the metrics of the CIP for fiscal 2009 subject to the Committee’s final approval at its meeting in February, 2009 and the Officer Commission Plan.

On February 25, 2009, the Compensation and Nominating Committee approved amendments to the CIP, including (a) establishing the performance targets and employee group allocation percentages for potential annual incentive awards for fiscal 2009 under the CIP, and (b) establishing the effective date of the 2009 CIP to be the earlier of the date the 2009 CIP document is distributed to eligible employees or March 15, 2009. In addition, the Committee reviewed Fuel Tech’s financial performance in 2008 against the metrics of the 2008 CIP and determined that no incentive pool had been earned by Fuel Tech for fiscal 2008.

Benchmarking, Consultants and the Use of Peer Groups

Fuel Tech has from time to time made use of Frederick J. Cook and Associates, a compensation consultant, to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation and Nominating Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

Fuel Tech has used peer companies to guide the establishment of compensation policy and procedure. The companies listed below were chosen as peer group companies based on market capitalization, revenues and global industry classification standard codes.

American Ecology	Layne Christensen
Avalon Holdings	Mitcham Industries
Connecticut Water Services	MFRI
Dawson Geophysical	Omni Energy Services
Duratek	Perma-Fix Environmental Services
Ecology and Environment	Synagro Technologies
Englobal	Team
Flanders	TRC
Integral Systems	Versar Waste Industries USA

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for its executive officers.

Hedging and Insider Trading Policies

Fuel Tech does not have a formal policy on hedging. Fuel Tech does prohibit all employees from speculating in Fuel Tech securities, which includes, but is not limited to, short selling and the purchase or sale within six months of a sale or purchase of a Fuel Tech security. Fuel Tech prohibits trading in Fuel Tech securities during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

Equity Grant Practices

As discussed under “Long-Term Incentives” above, long-term incentives in the form of stock options are issued by Fuel Tech under the Fuel Tech, Inc. Incentive Plan in accordance with compensation policy as determined by the Committee from time to time.

Under current policy, new employee stock options may be granted at the first Committee meeting following employment. However, from time to time, an option may be authorized by the Committee to be granted and effective on a specified later date or event, such as on the first date of employment. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee, all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date.

The Committee may grant options to existing employees on a periodic basis based on the level of the employee position and employee performance. While there are no mandatory levels established for the quantity of options to be granted, Fuel Tech does use historical practice as guidance.

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan provides for annual deferral of up to $16,500 for individuals until age 50, $22,000 for individuals 50 and older, or as allowed by the Internal Revenue Code. Fuel Tech annually matches 50% of employee contributions up to 6% of the employee’s salary, or a maximum annual match of $7,350. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; and Change in Control Severance Arrangement

Messrs. Brady, Graham, Maley, Norris and Rummenhohl have employment agreements with Fuel Tech as follows: effective February 1, 1998 for Mr. Brady; April 30, 2008 for Mr. Graham; April 27, 2006 for Mr. Maley; February 28, 2006 for Mr. Norris; and October 2, 2008 for Mr. Rummenhohl. These agreements are for indefinite terms, provide for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under the agreements for Messrs. Norris and Graham, however, each executive is entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the plan for the year of termination, for up to one year or, sooner, on finding comparable employment, after involuntary termination not for cause within one year of a “Change in Control” as described below under the caption “Options Vesting on Change in Control.” Until April 30, 2008, Fuel Tech also reimbursed Mr. Norris pursuant to his agreement for personal lodging and commuting expenses and a tax gross-up of those costs.

Options Vesting on Change in Control

Under the Fuel Tech, Inc. Incentive Plan, all outstanding options shown in the table below “Outstanding Equity Awards at Fiscal Year-End” for the Named Executive Officers that are not vested will become immediately exercisable in the event that there is with respect to Fuel Tech, a “Change in Control.” A Change in Control takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the board of directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the directors and executive officers, indemnification is afforded Fuel Tech’s directors and executive officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $358,688.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

Fuel Tech’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If the Board determines that circumstances warrant, Fuel Tech will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

Fuel Tech reviews and considers the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the Company’s incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, Fuel Tech began accounting for the equity-based compensation issued under the Fuel Tech, Inc. Incentive Plan in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2008 and 2007 compensation awarded to, earned by or paid in all capacities to the “Named Executive Officers,” who are the Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers other than the Chief Executive Officer or the Chief Financial Officer, whose total compensation exceeded $100,000.

				(g)
			(f)	Non-Equity	(i)
		(c)	Option	Incentive Plan	All Other
(a)	(b)	Salary	Awards(4)	Compensation(5)	Compensation(6)	(j)
Name & Principal Position	Year	$	$	$	$	Total

John F. Norris Jr.	2008	475,917	470,619	—	46,530	993,067
President and Chief	2007	406,250	440,706	88,504	58,741	994,201
Executive Officer	2006	315,384	161,750	157,163	69,117	703,414
John P. Graham(1)	2008	201,153	97,883	—	18,098	317,134
Senior Vice President,	2007	—	—	—	—	—
Chief Financial Officer	2006	—	—	—	—	—
and Treasurer
Stephen P. Brady	2008	225,833	214,158	—	33,920	473,911
Senior Vice President —	2007	212,500	213,521	29,393	35,059	490,473
Fuel Chem Sales	2006	199,358	82,162	90,313	33,595	405,528
Michael P. Maley(2)	2008	265,833	277,560	—	33,979	577,371
Senior Vice President	2007	256,250	264,740	35,445	35,151	591,586
International Business	2006	184,776	99,194	66,966	14,864	365,800
Development and Project Execution
Volker Rummenhohl(3)	2008	43,750	817	$1,000,000	3,300	1,047,867
Vice President, Catalyst	2007	—	—	—	—	—
Technology	2006	—	—	—	—	—

(1)	Mr. Graham joined Fuel Tech on April 30, 2008.

(2)	Mr. Maley resigned from Fuel Tech effective February 13, 2009. All options granted to Mr. Maley in 2008 expired unvested as of such date.

(3)	Mr. Rummenhohl joined Fuel Tech on October 2, 2008. Amounts shown under the column “Non-Equity Incentive Plan Compensation” for Mr. Rummenhohl represent a one-time payment of pre-paid commission made in connection with the acquisition of substantially all of the assets of Tackticks, LLC.

(4)	Compensation expense for option awards is recognized over a four-year period from the date of grant. Amounts shown for option awards represent compensation expense recognized by Fuel Tech in the applicable fiscal year calculated in accordance with FAS 123(R). The assumptions made for this calculation are set out in Note 6 to Fuel Tech’s Consolidated Financial Statements for 2008 which are included in Fuel Tech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 5, 2009. The amounts shown do not represent cash paid to the Named Executive Officers.

(5)	The amount of the incentive bonus awarded to each Named Executive Officer in March 2008 for fiscal 2007 performance and March 2007 for fiscal 2006 performance was based on the metrics and other criteria described in the Compensation Discussion and Analysis section above for the Corporate Incentive Plan.

(6)	“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; medical and dental plan expense; expense for life, accidental death and dismemberment and long-term disability insurance; and, for Mr. Norris, it also includes reimbursement for commuting and housing expenses of $9,150 through April 30, 2008, $23,590 for 2007 and $24,349 for 2006 and a tax gross-up of $15,865 for 2006 on that reimbursement.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008
TO NAMED EXECUTIVE OFFICERS

					All Other
					Option	Exercise or
					Awards:	Base Price	Closing
					Number of	of	Price per	Grant Date
		Estimated Future Payouts Under			Securities	Option	Share	Fair Value
		Non-Equity Incentive Plan Awards(1)			Underlying	Awards(2)	($/Sh) on	of Stock
Name	Grant Date	Threshold	Target	Maximum	Options (#)	($/Sh)	Grant Date	Option and
(a)	(b)	(c)	(d)	(e)	(j)	(k1)	(k2)	Awards(3)

John F. Norris Jr.	03.07.08	—	—	—	70,000	$17.82	$17.95	$661,710
John P. Graham	05.08.08	—	—	—	50,000	$22.60	$22.27	$605,550
Stephen P. Brady	03.07.08	—	—	—	30,000	$17.82	$17.95	$283,590
Michael P. Maley	03.07.08	—	—	—	30,000	$17.82	$17.95	$283,590
Volker Rummenhohl	12.10.08	—	—	—	10,000	$10.01	$9.95	$56,830

(1)	No grants under the CIP were made in fiscal 2008. Information regarding the employee group allocation percentages and targeted payouts under the CIP for 2009 is set forth in Fuel Tech’s Report on Form 8-K for an event dated March 13, 2009. The terms of the CIP are as described in the Compensation Discussion and Analysis section above under the caption “CIP Structure.”

(2)	The exercise price of these stock options is at fair market value on the date of the awards which value is calculated as the mean of the high and low trading prices for Fuel Tech’s common stock on the NASDAQ Stock Market, Inc. on that date. These options were non-qualified stock options for a term of 10 years vesting on the second anniversary of grant as to 50% of the shares shown and 25% of such shares on each of the third and fourth anniversaries of grant.

(3)	The fair value shown for these option awards is calculated in accordance with FAS 123(R) based on the grant date fair value. The assumptions made for this calculation are set out in Note 6 to Fuel Tech’s Consolidated Financial Statements for 2008 which are included in Fuel Tech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 5, 2009. The amounts shown do not represent cash paid to the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008
FOR NAMED EXECUTIVE OFFICERS

There were no exercises of options by, or stock vested for, any Named Executive Officer in fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
FOR NAMED EXECUTIVE OFFICERS

For each of the options described below, the option expiration date is the 10th anniversary of the grant date; each of these options vests 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption “Equity Grant Practices” in the Compensation Discussion and Analysis above.

	Option Awards
	(b)	(c)
	Number of	Number of
	Securities	Securities	(e)
	Underlying	Underlying	Option	(f)
	Unexercised	Unexercised	Exercise	Option
(a)	Options (#)	Options (#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

John F. Norris Jr.	50,000	50,000	$11.40	02/28/2016
President and Chief Executive Officer	37,500	37,500	$25.49	12/07/2016
		70,000	$17.82	03/07/2018
John P. Graham	—	50,000	$22.60	05/08/2018
Senior Vice President,
Chief Financial Officer and Treasurer
Stephen P. Brady	6,250		$3.80	12/09/2013
Senior Vice President —	20,000		$4.68	12/07/2014
Fuel Chem Sales	30,000	10,000	$8.46	12/06/2015
	20,000	20,000	$25.49	12/07/2016
		30,000	$17.82	03/07/2018
Michael P. Maley(1)	25,000	25,000	$16.45	04/05/2016
Senior Vice President	20,000	20,000	$25.49	12/07/2016
International Business Development and		30,000	$17.82	03/07/2018
Project Execution
Volker Rummenhohl	—	10,000	$10.01	12/10/2018
Vice President, Catalyst Technology

(1)	Mr. Maley resigned from Fuel Tech effective February 13, 2009, at which time all unvested stock options expired. On March 13, 2009, all of Mr. Maley’s vested stock options expired unexercised.

DIRECTOR COMPENSATION

Fuel Tech uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, Fuel Tech considers the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members.

Cash Compensation for Directors

Fuel Tech non-employee directors receive annual cash retainers and meeting fees. The annual retainers, payable in arrears, were in 2008, $25,000 for Board service and $5,000 for service as a committee chairman. Meeting fees are $1,200 for a Board meeting, a committee meeting not connected with a Board meeting or otherwise for a day of service as a director and requested by the Chairman, and $600 for a committee meeting that occurs in conjunction with a Board meeting. Under the Deferred Compensation Plan for Directors, non-employee directors are entitled to defer fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech stock or in cash in a lump sum or over a period of five years, as the director elects.

Equity Compensation for Directors

Under the Fuel Tech, Inc. Incentive Plan, each non-employee director is awarded as of the first business day following the annual meeting of stockholders, a non-qualified stock option for 10,000 shares of Fuel Tech common for a term of 10 years vesting immediately. As noted in the table below, on May 23, 2008, 10,000 share options were awarded to each non-employee director at the exercise price of $22.92 per share, the fair market value of Fuel Tech common stock on that date, and an additional 10,000 shares options were awarded to Mr. Ralph E. Bailey at the same exercise price for services as Chairman on the recommendation of the Compensation and Nominating Committee.

DIRECTOR COMPENSATION IN FISCAL YEAR 2008

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2008 on account of fees and stock option awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, neither Mr. Norris, Mr. Grinnell nor Mr. D.G. Bailey received any fees or stock options for their participation on the Board. Disclosure regarding Mr. Norris’ compensation for fiscal 2008 is contained under the caption “Summary Compensation Table” above, and disclosure regarding certain additional employee compensation for Mr. D.G. Bailey for fiscal 2008 is contained under the caption “Certain Relationships and Related Party Transactions” below.

			(f)
			Change in
	(b)		Pension
	Fees		Value and
	Earned or	(d)	Nonqualified
	Paid in	Option	Deferred	(h)
(a)	Cash	Awards	Compensation	Total
Name	($)	($)(1)	Earnings(2)	($)

Ralph E. Bailey	35,800	245,664	(490,741)	(209,236)
Miguel Espinosa	52,800	122,832	—	175,632
Thomas L. Jones	36,700	122,832	(60,593)	98,932
John D. Morrow	45,400	122,832	—	168,232
Thomas S. Shaw, Jr.	52,800	122,832	—	175,632
Delbert L. Williamson	45,400	122,832	—	168,232

(1)	The amount of $12.28 is the fair value of these options on the grant date calculated in accordance with FAS 123(R). The amounts shown do not represent cash paid to the directors.

(2)	These amounts reflect an increase/decrease in the value of deferred units under the Deferred Compensation Plan for Directors due to the increase/decrease in value of Fuel Tech Common Stock during the year 2008.

NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2008 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2008 for non-employee directors as of such date, all of which are fully vested.

		Number of
		Securities
		Underlying	Option
		Unexercised	Exercise
	Grant	Options #	Price
Name	Date	(Exercisable)	($)

Ralph E. Bailey	06/13/2001	10,000	$3.595
	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
	05/24/2007	10,000	$26.255
	05/23/2008	20,000	$22.920
Miguel Espinosa	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
	05/24/2007	10,000	$26.255
	05/23/2008	10,000	$22.920
Thomas L. Jones	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
	05/24/2007	10,000	$26.255
	05/23/2008	10,000	$22.920
John D. Morrow	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
	05/24/2007	10,000	$26.255
	05/23/2008	10,000	$22.920
Thomas S. Shaw, Jr.	06/13/2001	10,000	$3.595
	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
	05/24/2007	10,000	$26.255
	05/23/2008	10,000	$22.920
Delbert L. Williamson	05/23/2008	10,000	$22.920

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. In such review, the Audit Committee may consider, among other matters, the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to Fuel Tech, whether the transaction would impair the judgment of a director or officer of Fuel Tech and any other matters deemed important.

Relationships with American Bailey Corporation

Ralph E. Bailey is Chairman and Douglas G. Bailey is President and Chief Executive Officer of ABC; both are directors and stockholders of ABC. ABC is a sub-lessee under Fuel Tech’s January, 2004 lease of its Stamford, Connecticut offices. The lease expires in 2010. In 2008, 2007 and 2006, American Bailey paid or reimbursed Fuel Tech $114,000, $93,000 and $113,000 for rent and certain lease related and administrative expenses.

Employment Relationship with Douglas G. Bailey

In December 2008, the Compensation and Nominating Committee approved the payment of an additional $240,000 in employee compensation to Mr. D. G. Bailey for services rendered in connection with Fuel Tech’s merger and acquisition activities in fiscal 2007 and 2008.

Clean Diesel Technologies, Inc. Management Services Agreement

Under an August 3, 1995 Management and Services Agreement with Clean Diesel Technologies, Inc., a company spun off from Fuel Tech in a 1994 rights offering, Clean Diesel paid Fuel Tech $70,000, $72,000 and $71,000 in 2008, 2007 and 2006, respectively, as reimbursement principally for legal services provided to Clean Diesel by Mr. Grinnell, an employee and director of Fuel Tech and a director and officer of Clean Diesel. This agreement was terminated effective January 31, 2009. Fuel Tech has a 4.5% equity ownership interest in Clean Diesel’s issued and outstanding shares. Mr. Grinnell will recuse himself from consideration of any transactions between Fuel Tech and Clean Diesel that may be, or may appear to be, material to either company, if any.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2008 were timely filed except that a Form 4 for Mr. Maley due on March 11 was filed March 12; due for Mr. Symrniotis on March 11 was filed March 12; due for Mr. Dougherty on March 11 was filed March 13; due for Mr. Cummings on March 11 was filed on March 14; due for Mr. D. G. Bailey on March 14 was filed March 17; due for Mr. R. E. Bailey on April 2, July 2 and October 2 were filed November 4, July 3 and October 7; due for Mr. Jones on April 2, July 2 and October 2 were filed November 4, July 3 and October 7; due for Mr. Albanese on May 19 was filed May 20; due for Mr. Arnone on June 3 was filed on September 2; and a Form 3 for Mr. Rummenhohl due October 15 and a Form 4 due December 12 was filed on January 8, 2009.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2010 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 21, 2009, and, if not received by such date, may be excluded from the proxy materials.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Albert G. Grigonis
Secretary

April 15, 2009

Please mark your votes as indicated in this example	☒

		FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	To approve the election as directors of Nominees	☐	☐	☐	2.	To ratify the appointment of Grant Thornton LLP as Fuel Tech’s independent registered public accounting firm for the year 2009.	☐	☐	☐
	01 Douglas G. Bailey 02 Ralph E. Bailey 03 Miguel Espinosa 04 Charles W. Grinnell 05 Thomas L. Jones	06 John D. Morrow 07 John F. Norris Jr. 08 Thomas S. Shaw, Jr. and 09 Delbert L. Williamson

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, insert name and title.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Fuel Tech, Inc.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2009 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/ftek

INTERNET
http://www.proxyvoting.com/ftek
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY	PROXY
Solicited by the Board of Directors
Fuel Tech, Inc.
Annual Meeting of Stockholders - May 21, 2009
     The undersigned hereby appoints Ralph E. Bailey, John F. Norris Jr., or Albert G. Grigonis, each acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Fuel Tech, Inc. (“Fuel Tech”) which the undersigned may be entitled to vote at the annual meeting of stockholders of Fuel Tech to be held at 10:00 a.m., local time, at the Wyndham Lisle -Chicago Hotel & Executive Meeting Center, 3000 Warrenville Road, Lisle, Illinois 60532 on Thursday, May 21, 2009, and at any adjournments or postponements of the meeting, as provided on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the notice of meeting and accompanying proxy statement. The Board of Directors recommends a vote for election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.
IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect®(ISD).
The transfer agent for Fuel Tech, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
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Monday-Friday Eastern Time
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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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